UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2004


                                PhotoWorks, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-15338
                            (Commission File Number)

       Washington                                           91-0964899
(State or other jurisdiction               (I.R.S. Employer Identification No.)
       of incorporation)


                    1260 16th Avenue West, Seattle, WA 98119
             (Address of principal executive offices, with zip code)

                                  206-281-1390
              (Registrant's telephone number, including area code)

                 [Former Name or Former Address, if applicable] (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

         On December 22, 2004, PhotoWorks issued a press release announcing the signing of non-binding term sheets for equity financing and a proposed recapitalization. The December 22, 2004, press release is attached to this report as Exhibit 99.1.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PhotoWorks, Inc.



Date:  December 22, 2004                          By: /s/ Philippe Sanchez
                                                          Philippe Sanchez
                                                          President and CEO

                                  Exhibit 99.1
            Press Release issued by the Company on December 22, 2004

          PhotoWorks, Inc. Announces $6.5 Million Recapitalization Plan

             Receives Commitment for $4 Million Capital Infusion and
                 Renegotiates Current Debt and Equity Structure


   SEATTLE, December 22, 2004 - In a deal valued at approximately $6.5 million, PhotoWorks, Inc. (OTCBB: FOTO) announced today that it has successfully negotiated a recapitalization plan that, if approved by shareholders, will result in a simplified capital structure for the Company and a cash infusion to strengthen the Company's balance sheet and expand PhotoWorks' digital marketing activities.

         "We have received a commitment from a group of investors for a $4 million capital investment," said Philippe Sanchez, PhotoWorks' President and CEO. "In addition, holders of $2.5 million outstanding subordinated debentures have agreed to convert their securities to common stock as have holders of Series A Preferred stock. These conversions to common stock are contingent upon approval by the Company's shareholders of a recapitalization plan to be submitted at the upcoming annual meeting scheduled to be held in March 2005."

         "This recapitalization proposal is a major achievement for PhotoWorks and its shareholders," continued Sanchez. "Upon shareholder approval, the Company will be free of long-term debt, will have a simple common stock capital structure devoid of any liquidation preferences, and will have growth capital needed to position the Company for rapid growth in the booming digital market."

   Terms of the Cash Infusion
         Subject to negotiation of definitive agreements and customary closing conditions, Sunra Capital Holdings, Orca Bay Partners and Madrona Venture Group will purchase $2 million in subordinated notes, convertible into common stock at a conversion price of $.1078 per share and warrants to purchase an additional approximately 1.9 million shares of common stock at a price of $.21 per share. These subordinated notes will automatically convert into common stock at the conversion price upon approval by the Company's shareholders of the recapitalization proposal outlined below. In addition, upon approval of the recapitalization proposal, the investor group will purchase an additional $2 million of common stock at $.1078 per share and warrants to purchase an additional 1.9 million shares at $.21 per share.

   Recapitalization Proposal
         Subject to shareholders approval, the holders of the Series A Preferred Stock and the holders of the Company's outstanding subordinated debentures have agreed with the Company on a recapitalization proposal. Under this proposal, Series A Preferred Stock will convert to 20,746,888 shares of common stock at a conversion price of $.723 per share. The holders of the subordinated debentures will convert the $2.5 million principal balance of the debentures due April 2006 into common stock at a conversion price of $.11 per share. The current conversion price of the Series A Preferred Stock is approximately $4.62 per share and the conversion price of the subordinated debentures is approximately $.736 per share. The proposed plan also includes an increase of approximately 17.5 million shares eligible for grant under the Company's stock option plans for management incentives. If shareholders approve the above plans, the total outstanding share count, including outstanding warrants and options and options available for grant, will be approximately 128 million shares.



   New Board Composition and Recapitalization Plan to be Submitted for Approval by the Shareholders At the annual meeting, a representative from Sunra Capital Holdings and a representative from the subordinated debt holders will be nominated as directors of the Company's board. In addition, the Company will seek to amend its articles of incorporation to eliminate its staggered board and provide for cumulative voting in the election of its directors.

         The Company will submit its recapitalization proposal for shareholder approval at the upcoming annual meeting. If the recapitalization plan is not approved by the shareholders, the investor group will not be required to fund the additional $2 million of their commitment and the new $2 million subordinated notes will not automatically convert into common stock and will remain outstanding with an interest rate of 6% per annum and a maturity date of April 30, 2008. In addition, the holders of the Series A Preferred Stock will not convert their shares into common stock. Likewise, the holders of the current subordinated debentures will not convert into common stock and the $2.5 million principal balance will remain due in April 2006.


   About Orca Bay Partners
         Orca Bay Partners is a private equity investment firm providing equity capital for transactions ranging from recapitalizations of mature businesses to growth capital for emerging companies. Founded in 1998, and based in Seattle, Washington, Orca Bay Partners makes investments in companies that are uniquely positioned to benefit from growing or changing markets.

   About Madrona Venture Group
       Headquartered in Seattle, Washington, the Madrona Venture Group (www.Madrona.com) manages a $250 million fund that targets early state, regional investments in Enterprise Software and Services, Consumer Software and Services, and Wireless, Networking and Infrastructure.

   About Sunra Capital Holdings, Ltd.
         Sunra Capital Holdings Limited is a Bermuda based company founded in 2002 that invests in early stage companies that have strong growth potential, competent management teams and are strategically well positioned in a growing environment.

   About PhotoWorks(R)
         PhotoWorks, Inc. (OTCBB: FOTO) is an online photography services company. With a 25-year national heritage (formerly known as Seattle FilmWorks), PhotoWorks helps photographers - both film and digital - share and preserve their memories with innovative and inspiring products and services. Every day, photographers send film, memory cards and CDs, or go to www.photoworks.com to upload, organize and email their pictures, order prints, and create Signature Photo Cards and Custom Photo Books. Offering a 100% satisfaction guarantee, PhotoWorks has been awarded an "Outstanding" rating by The Enderle Group technology analysis firm. More information on the Company is available at www.photoworks.com or by emailing customercare@photoworks.com.

   Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release concerning expected closing of definitive agreements; shareholder approvals; leadership in technology and digital photo services; and any other statement which may be construed as a prediction of future capabilities, performance or events are forward-looking statements, the occurrence of which are subject to a number of known and unknown risks and uncertainties which might cause actual performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include the inability to negotiate the definitive agreements or get approval from shareholders, system performance problems due to technical difficulties or other risks including those described in the Company's Annual Report on Form 10-K and those described from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.

   For more information, contact:
   IR: Loran Cashmore Bond, telephone:  206.281.1546 or ir@photoworks.com
   Press: Lisa Amore for PhotoWorks, telephone: 206.954.8006 or lisa@amorepr.com

   PhotoWorks is a registered trademark of PhotoWorks, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

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